UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 3, 2012 (April 30, 2012)

Midas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-13409	36-4180556
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

1300 Arlington Heights Road, Itasca, Illinois, 60143

(Address of principal executive offices, zip code)

(630) 438-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on March 12, 2012, Midas, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TBC Corporation, a Delaware corporation (“Parent”), and Gearshift Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”). Parent is a subsidiary of Sumitomo Corporation of America (“SCOA”). The Merger Agreement was unanimously approved by the Company’s Board of Directors (the “Board”).

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Acquisition Sub commenced a tender offer (the “Offer”) on March 28, 2012, to purchase all of the outstanding shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (together with the associated preferred stock purchase rights, the “Common Stock”), at a purchase price of $11.50 per share, net to the seller in cash, without interest thereon and less any required withholding tax (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 28, 2012, and the related Letter of Transmittal, each as amended or supplemented from time to time.

On April 25, 2012, Parent announced the results of the Offer. The offering period of the Offer expired at 12:00 a.m., New York City time, at the end of April 24, 2012. According to Computershare Trust Company, N.A., the depositary for the Offer, 9,923,605 Shares were validly tendered and not properly withdrawn pursuant to the Offer, which tendered Shares represent 68.8% of the total outstanding Shares, and of which 326,192 Shares were tendered by guaranteed delivery. On April 25, 2012, Acquisition Sub accepted for payment all Shares that were validly tendered and not properly withdrawn.

On April 30, 2012, Acquisition Sub paid for the Shares accepted for payment pursuant to the terms of the Offer and exercised its Top-Up (as described below), pursuant to which the Company issued Shares to Acquisition Sub, at a price per Share equal to the Offer Price, in an amount sufficient to ensure that Acquisition Sub and the Company could effect a short-form merger under applicable Delaware law without stockholder approval. In accordance with the terms of the Merger Agreement, on April 30, 2012, Acquisition Sub then merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Merger, on April 30, 2012 the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment, and Parent cash collateralized the Company’s outstanding obligations under its sole existing standby letter of credit, under that certain Amended and Restated Credit Agreement, dated as of December 4, 2009 (as amended, the “Credit Agreement”), by and among Midas International Corporation, as Borrower, JP Morgan Chase Bank, N.A. as Administrative Agent, PNC Bank, National Association as Syndication Agent, and Bank of America, N.A. as Documentation Agent and the Lenders (as defined therein) party thereto, and terminated the Credit Agreement. No penalties were due in connection with such repayments.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under the Introductory Note is incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on April 30, 2012 that each Share (other than Shares owned by Parent, Acquisition Sub or the Company or any of their respective direct or indirect wholly owned subsidiaries and Shares held by any holder who is entitled to and has properly demanded appraisal rights under Delaware law) was automatically converted into the right to receive $11.50 per Share in cash, without interest thereon and less any applicable withholding tax. On April 30, 2012, the NYSE filed with the Securities and Exchange Commission a Notification of Removal from Listing and/or Registration Under Section 12(b) on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended, and trading of the Common Stock on the NYSE was suspended as of the opening of trading on May 1, 2012.

The Company intends to file with the SEC a certification on Form 15 requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.02	Unregistered Sale of Equity Securities.

In order to complete the Merger, on April 30, 2012, pursuant to Section 2.3 of the Merger Agreement, Acquisition Sub exercised its top-up option (the “Top-Up”) to purchase Shares, and the Company issued 30,823,602 Shares (the “Top-Up Shares”) to Acquisition Sub, at a price per Share equal to the Offer Price. Acquisition Sub paid for the Top-Up Shares by delivery of cash and a promissory note to the Company. The Top-Up Shares, when added to the number of Shares directly or indirectly owned by Parent and Acquisition Sub at the time of exercise of the Top-Up, represented an amount sufficient to ensure that Acquisition Sub and the Company could effect a short-form merger under applicable Delaware law. The Top-Up Shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 3.03	Material Modification to Rights of Security Holders.

At the effective time of the Merger, each outstanding Share, other than Shares owned by Parent, Acquisition Sub, the Company or by stockholders who have validly exercised their appraisal rights under Delaware law, was converted into the right to receive cash in an amount equal to the Offer Price, without interest thereon and less any applicable withholding tax.

Item 5.01.	Changes in Control of Registrant.

As a result of the payment for Shares accepted for payment in the Offer on April 30, 2012, a change of control of the Company occurred. Upon the effectiveness of the Merger, the Company became a wholly-owned subsidiary of Parent. The disclosure under the Introductory Note and Item 3.01 is incorporated herein by reference. The total consideration for all of the outstanding Shares, restricted stock and options in connection with the change of control transaction was approximately $173 million. The source of such funds was borrowings by Parent pursuant to the Term Loan Agreement, dated April 13, 2012, by and between Parent and SCOA.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, all the directors of the Company’s Board prior to the Merger voluntarily resigned from their positions with the Company effective as of the effective time of the Merger on April 30, 2012. Pursuant to the terms of the Merger Agreement, on April 30, 2012, Orland Wolford, the sole director of Acquisition Sub immediately prior to the effective time of the Merger, became the sole director of the Company’s Board following the Merger. On May 3, 2012, Parent appointed Lawrence C. Day as the sole member of the Company’s Board, and Orland Wolford ceased to be a member of the Company’s Board. Following his appointment to the Board, Lawrence C. Day appointed Orland Wolford as the Company’s President and Chief Executive Officer, Timothy J. Miller as the Company’s Executive Vice President, Chief Financial Officer and Treasurer, Kyle Benko as the Company’s Senior Vice President and Controller and N. William Ihnken as the Company’s Executive Vice President and President and Chief Operating Officer of Company-Owned Retail Store Division.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation and the bylaws of the Company were amended and restated in accordance with the terms of the Merger Agreement, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 to this report, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Certificate of Incorporation of Midas, Inc.

3.2	Amended and Restated Bylaws of Midas, Inc.

99.1	Press Release dated April 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2012

MIDAS, INC.

By:	/s/ Orland Wolford
Name: Orland Wolford
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Incorporation of Midas, Inc.

3.2	Amended and Restated Bylaws of Midas, Inc.

99.1	Press Release dated April 30, 2012.